Exhibit 99.1

NEWS RELEASE
Investor Contact:
Brian Mathena, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Third Quarter 2020 Earnings of $0.26 Per Common Share Including Restructuring Charges and Tax Benefits
GREEN BAY, Wis. -- October 22, 2020 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $40 million, or $0.26 per common share, for the quarter ended September 30, 2020. Third quarter earnings, excluding restructuring charges and tax benefits, were $0.24 per common share1. These amounts compare to net income available to common equity of $80 million, or $0.49 per common share for the quarter ended September 30, 2019.
Year to date earnings were $227 million, or $1.46 per common share, compared to $243 million, or $1.48 per common share, for the same period last year. Excluding restructuring charges, tax benefits from the reorganization of our securities and real estate lending subsidiaries, the gain on sale of Associated Benefits and Risk Consulting (ABRC), and acquisition costs, year to date 2020 earnings per common share were $0.681.
"We took action during the quarter to optimize our operations and improve efficiency," said President and CEO Philip B. Flynn. "We announced the sale or consolidation of 22 branches, along with the streamlining of our back office functions, and the restructuring of several subsidiaries and liabilities. Together we expect these actions will reduce our run-rate expenses by approximately $40 million and improve our net interest income by approximately $20 million on an annualized basis. The current environment has accelerated the on-going shift of customer activity towards online and mobile banking and is driving our need to invest in technology that allows us to be more nimble, more virtual, and more digitally enabled. While the environment has been challenging, our customers are demonstrating resilience, credit trends are moderating, and the actions we have taken position us to better support our core markets going into next year.”

THIRD QUARTER 2020 SUMMARY (all comparisons to the second quarter of 2020)
•Average loans of $25.0 billion were down 1%, or $228 million
•Average deposits of $26.8 billion were up 3%, or $696 million
•Net interest income of $182 million decreased, $8 million, or 4%
•Provision for credit losses was $43 million, an improvement of $18 million, or 29%
•Tangible book value per share was $16.37, up 1%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See pages 10 and 11 of the attached tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Third quarter 2020 average loans of $25.0 billion were down 1%, or $228 million from the second quarter 2020 and were up 7%, or $1.7 billion from the same period last year. With respect to third quarter average balances by loan category:
•Commercial real estate lending increased $312 million from the second quarter 2020 and $875 million from the same period last year to $6.0 billion. The increase was driven by the continued funding of the existing pipeline and slowed loan payoffs.
•Consumer lending was $9.2 billion, down $269 million from the second quarter 2020 and down $433 million from the same period last year. This was driven by continued refinancing activity and a $70 million mortgage portfolio sale.
•Commercial and business lending decreased $271 million from the second quarter 2020 and increased $1.3 billion compared to the same period last year to $9.8 billion. General commercial line pay downs drove the decrease from last quarter and PPP loans accounted for the majority of the increase from the same period last year.

Deposits
Third quarter 2020 average deposits of $26.8 billion were up $696 million, or 3%, compared to the second quarter 2020 and were up $1.6 billion, or 7%, from the same period last year.
With respect to third quarter 2020 average balances by deposit category:
•Noninterest-bearing demand deposits increased $486 million from the second quarter and $2.1 billion from the same period last year to $7.4 billion.
•Interest-bearing demand deposits increased $390 million from the second quarter and $383 million from the same period last year to $5.8 billion.
•Savings increased $203 million from the second quarter and $845 million from the same period last year to $3.5 billion.
•Network transaction deposits decreased $17 million from the second quarter and $237 million from the same period last year to $1.5 billion.
•Money market deposits decreased $32 million from the second quarter and $468 million from the same period last year to $6.5 billion.
•Time deposits decreased $334 million from the second quarter and $972 million from the same period last year to $2.1 billion.

Net Interest Income and Net Interest Margin
Third quarter 2020 net interest income of $182 million was down 4%, or $8 million, and the net interest margin decreased 18 basis points, from the second quarter of 2020. Third quarter 2020 net interest income decreased 12%, or $24 million, and the net interest margin decreased 50 basis points from the same period last year, to 2.31%. The decreases in net interest income and net interest margin from the second quarter are due to loans repricing lower after reductions to LIBOR and increasing liquidity during the third quarter.
•The average yield on total earning assets for the third quarter of 2020 decreased 24 basis points from the prior quarter and decreased 124 basis points from the same period last year to 2.70%.
•The average cost of total interest-bearing liabilities for the third quarter of 2020 decreased 8 basis points from the prior quarter and decreased 92 basis points from the same period last year to 0.52%.
•The net free funds benefit for the third quarter of 2020 decreased two basis points from the prior quarter and decreased 18 basis points compared to the same period last year.
Noninterest Income
Third quarter 2020 total noninterest income of $76 million decreased $179 million from the prior quarter and decreased $25 million from the same period last year. The second quarter included $157 million of asset gains driven by the gain on sale of Associated Benefits and Risk Consulting ("ABRC").
With respect to third quarter 2020 noninterest income line items:
•Service charges and deposit account fees were $14 million for the third quarter, up $3 million from the previous quarter and down $2 million from the same period last year.
•Card-based revenue was $10 million for the third quarter, up $1 million from the previous quarter and flat from the same period last year.
•Insurance commissions and fees were down $22 million from the previous quarter and down $21 million from the same period last year due to the sale of ABRC.
Noninterest Expense
Third quarter 2020 total noninterest expense of $228 million increased $44 million from the prior quarter and increased $27 million compared to the same period last year. The third quarter 2020 included $45 million of loss on prepayments of FHLB advances which were not incurred in the prior quarter or the third quarter last year.
With respect to third quarter 2020 noninterest expense line items:
•Personnel expense decreased $3 million from the prior quarter and $15 million from the same period last year, driven by lower personnel expense from the sale of ABRC which was partially offset by severance from restructuring in 3Q 2020.
•Technology expense decreased $2 million from the prior quarter and $1 million from the same period last year.
•Occupancy expense increased $3 million from both the prior quarter and the same period last year. This was driven by $2 million of lease termination expense.
•Other expense was up $3 million from the prior quarter and $2 million from the same period last year. This was driven by $5 million of OREO expense primarily due to our restructuring.

Taxes
The third quarter 2020 tax benefit was $58 million compared to $51 million of tax expense in the prior quarter and $21 million of tax expense in the same period last year. The tax benefit recognized in the third quarter was driven by capital losses from the reorganization of our securities and real estate lending subsidiaries.

Credit
The third quarter 2020 provision for credit losses was $43 million, down from $61 million in the prior quarter and up from $2 million in the same period last year.
With respect to third quarter 2020 credit quality:
•Potential problem loans of $293 million were down $14 million, or 5%, from the prior quarter and up $160 million, or 120%, from the same period last year.
•Nonaccrual loans of $232 million were up $60 million from the prior quarter and up $103 million from the same period last year. The increase from the prior quarter was driven by three commercial real estate deals. The nonaccrual loans to total loans ratio was 0.93% in the third quarter, up from 0.69% in the prior quarter and up from 0.57% in the same period last year.
•Net charge offs of $30 million were up $3 million from the prior quarter and up $9 million from the same period last year.
•The allowance for credit losses on loans (ACLL) of $442 million was up $13 million from the prior quarter and up $205 million compared to the same period last year. The ACLL to total loans ratio was 1.77% in the second quarter, up from 1.73% in the prior quarter and 1.04% in the same period last year.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.2% at September 30, 2020. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2020 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 22, 2020. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2020 earnings call. The third quarter 2020 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	September 30, 2020	June 30, 2020	Seql Qtr $ Change	March 31, 2020	December 31, 2019	September 30, 2019	Comp Qtr $ Change
Assets
Cash and due from banks	$401,151	$443,500	$(42,349)	$480,337	$373,380	$523,435	$(122,284)
Interest-bearing deposits in other financial institutions	712,416	1,569,006	(856,590)	176,440	207,624	236,010	476,406
Federal funds sold and securities purchased under agreements to resell	95	185	(90)	22,455	7,740	100	(5)
Investment securities held to maturity, net, at amortized cost(a)	1,990,870	2,077,225	(86,355)	2,149,373	2,205,083	2,200,419	(209,549)
Investment securities available for sale, at fair value	3,258,360	3,149,773	108,587	2,928,787	3,262,586	3,436,289	(177,929)
Equity securities	15,090	15,091	(1)	15,063	15,090	15,096	(6)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,280	206,281	(38,001)	222,922	227,347	207,443	(39,163)
Residential loans held for sale	130,139	196,673	(66,534)	366,330	136,280	137,655	(7,516)
Commercial loans held for sale	19,360	3,565	15,795	—	15,000	11,597	7,763
Loans	25,003,753	24,832,671	171,082	24,365,633	22,821,440	22,754,710	2,249,043
Allowance for loan losses(b)	(384,711)	(363,803)	(20,908)	(337,793)	(201,371)	(214,425)	(170,286)
Loans, net	24,619,041	24,468,868	150,173	24,027,841	22,620,068	22,540,285	2,078,756
Bank and corporate owned life insurance	679,257	676,196	3,061	674,026	671,948	670,739	8,518
Tax credit and other investments	314,066	303,132	10,934	315,909	279,969	256,220	57,846
Premises and equipment, net	422,222	434,042	(11,820)	438,469	435,284	436,268	(14,046)
Goodwill	1,107,902	1,107,902	—	1,191,388	1,176,230	1,176,230	(68,328)
Mortgage servicing rights, net	45,261	49,403	(4,142)	58,289	67,306	68,168	(22,907)
Other intangible assets, net	70,507	72,759	(2,252)	92,723	88,301	91,089	(20,582)
Interest receivable	91,612	87,097	4,515	92,377	91,196	96,315	(4,703)
Other assets	653,117	640,765	12,352	655,328	506,046	493,105	160,012
Total assets	$34,698,746	$35,501,464	$(802,718)	$33,908,056	$32,386,478	$32,596,460	$2,102,286
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$7,489,048	$7,573,942	$(84,894)	$6,107,386	$5,450,709	$5,503,223	$1,985,825
Interest-bearing deposits	19,223,500	18,977,502	245,998	19,554,194	18,328,355	18,919,339	304,161
Total deposits	26,712,547	26,551,444	161,103	25,661,580	23,779,064	24,422,562	2,289,985
Federal funds purchased and securities sold under agreements to repurchase	155,329	142,293	13,036	133,007	433,097	78,028	77,301
Commercial paper	50,987	39,535	11,452	33,647	32,016	30,416	20,571
PPPLF	1,022,217	1,009,760	12,457	—	—	—	1,022,217
FHLB advances	1,706,763	2,657,016	(950,253)	3,214,194	3,180,967	2,877,727	(1,170,964)
Other long-term funding	549,201	548,937	264	549,644	549,343	796,799	(247,598)
Allowance for unfunded commitments(b)	57,276	64,776	(7,500)	56,276	21,907	22,907	34,369
Accrued expenses and other liabilities(b)	398,991	463,245	(64,254)	469,235.526	467,961	447,166	(48,175)
Total liabilities	30,653,313	31,477,007	(823,694)	30,117,584	28,464,355	28,675,605	1,977,708
Stockholders’ equity
Preferred equity	353,637	353,846	(209)	256,716	256,716	256,716	96,921
Common equity(b)	3,691,796	3,670,612	21,184	3,533,755	3,665,407	3,664,139	27,657
Total stockholders’ equity	4,045,433	4,024,457	20,976	3,790,471	3,922,124	3,920,855	124,578
Total liabilities and stockholders’ equity	$34,698,746	$35,501,464	$(802,718)	$33,908,056	$32,386,478	$32,596,460	$2,102,286
Numbers may not sum due to rounding.
(a) Beginning in 2020, the investment securities held to maturity are reported net of the related allowance for credit losses. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.
(b) At January 1, 2020, the adoption of ASU 2016-13 resulted in an increase to the allowance for loan losses of $112 million and an increase to the allowance for unfunded commitments of $19 million for a total increase to the allowance for credit losses on loans of $131 million. A corresponding after tax decrease to common equity of $98 million was recorded along with a deferred tax asset of $33 million resulting in a decrease to accrued expenses and other liabilities. Prior periods were unadjusted due to the modified retrospective application of ASU 2016-13.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	3Q20	2Q20	$ Change	% Change	Sep 2020	Sep 2019	$ Change	% Change
Interest income
Interest and fees on loans	$182,625	$191,895	$(9,270)	(5)%	$599,306	$768,216	$(168,910)	(22)%
Interest and dividends on investment securities
Taxable	13,689	16,103	(2,414)	(15)%	50,064	79,248	(29,184)	(37)%
Tax-exempt	14,523	14,616	(93)	(1)%	44,021	42,950	1,071	2%
Other interest	2,238	2,231	7	—%	7,774	13,086	(5,312)	(41)%
Total interest income	213,075	224,845	(11,770)	(5)%	701,165	903,500	(202,335)	(22)%
Interest expense
Interest on deposits	10,033	13,178	(3,145)	(24)%	59,877	191,408	(131,531)	(69)%
Interest on federal funds purchased and securities sold under agreements to repurchase	34	51	(17)	(33)%	454	1,058	(604)	(57)%
Interest on other short-term funding	5	5	—	—%	46	113	(67)	(59)%
Interest on PPPLF	899	676	223	33%	1,574	—	1,574	N/M
Interest on FHLB Advances	14,375	15,470	(1,095)	(7)%	47,471	53,194	(5,723)	(11)%
Interest on long-term funding	5,580	5,593	(13)	—%	16,780	22,196	(5,416)	(24)%
Total interest expense	30,925	34,973	(4,048)	(12)%	126,201	267,969	(141,768)	(53)%
Net interest income	182,150	189,872	(7,722)	(4)%	574,964	635,532	(60,568)	(10)%
Provision for credit losses	43,009	61,000	(17,991)	(29)%	157,009	16,000	141,009	N/M
Net interest income after provision for credit losses	139,141	128,872	10,269	8%	417,954	619,532	(201,578)	(33)%
Noninterest income
Wealth management fees(a)	21,152	20,916	236	1%	62,884	61,885	999	2%
Service charges and deposit account fees	14,283	11,484	2,799	24%	40,989	47,102	(6,113)	(13)%
Card-based fees	10,195	8,893	1,302	15%	28,685	29,848	(1,163)	(4)%
Other fee-based revenue	4,968	4,774	194	4%	14,240	14,246	(6)	—%
Capital markets, net	7,222	6,910	312	5%	22,067	12,215	9,852	81%
Mortgage banking, net	12,636	12,263	373	3%	31,043	25,118	5,925	24%
Bank and corporate owned life insurance	3,074	3,625	(551)	(15)%	9,793	11,482	(1,689)	(15)%
Insurance commissions and fees	114	22,430	(22,316)	(99)%	45,153	69,403	(24,250)	(35)%
Asset gains (losses), net(b)	(339)	157,361	(157,700)	(100)%	156,945	2,316	154,629	N/M
Investment securities gains (losses), net	7	3,096	(3,089)	(100)%	9,222	5,931	3,291	55%
Other	2,232	2,737	(505)	(18)%	7,321	8,344	(1,023)	(12)%
Total noninterest income	75,545	254,490	(178,945)	(70)%	428,342	287,890	140,452	49%
Noninterest expense
Personnel	108,567	111,350	(2,783)	(2)%	334,117	366,449	(32,332)	(9)%
Technology	19,666	21,174	(1,508)	(7)%	61,639	59,698	1,941	3%
Occupancy	17,854	14,464	3,390	23%	48,386	45,466	2,920	6%
Business development and advertising	3,626	3,556	70	2%	13,007	21,284	(8,277)	(39)%
Equipment	5,399	5,312	87	2%	16,150	17,580	(1,430)	(8)%
Legal and professional	5,591	5,058	533	11%	15,809	14,342	1,467	10%
Loan and foreclosure costs	2,118	3,605	(1,487)	(41)%	8,842	5,599	3,243	58%
FDIC assessment	3,900	5,250	(1,350)	(26)%	14,650	12,250	2,400	20%
Other intangible amortization	2,253	2,872	(619)	(22)%	7,939	7,237	702	10%
Acquisition related costs(c)	218	518	(300)	(58)%	2,457	5,995	(3,538)	(59)%
Loss on prepayments of FHLB advances	44,650	—	44,650	N/M	44,650	—	44,650	N/M
Other	13,745	10,249	3,496	34%	35,537	34,479	1,058	3%
Total noninterest expense	227,587	183,407	44,180	24%	603,184	590,380	12,804	2%
Income (loss) before income taxes	(12,900)	199,955	(212,855)	(106)%	243,112	317,042	(73,930)	(23)%
Income tax expense (benefit)	(58,114)	51,238	(109,352)	N/M	3,342	62,356	(59,014)	(95)%
Net income	45,214	148,718	(103,504)	(70)%	239,769	254,686	(14,917)	(6)%
Preferred stock dividends	5,207	4,144	1,063	26%	13,152	11,402	1,750	15%
Net income available to common equity	$40,007	$144,573	$(104,566)	(72)%	$226,618	$243,285	$(16,667)	(7)%
Earnings per common share
Basic	$0.26	$0.94	$(0.68)	(72)%	$1.47	$1.49	$(0.02)	(1)%
Diluted	$0.26	$0.94	$(0.68)	(72)%	$1.46	$1.48	$(0.02)	(1)%
Average common shares outstanding
Basic	152,440	152,393	47	—%	153,175	161,727	(8,552)	(5)%
Diluted	153,194	153,150	44	—%	153,914	163,061	(9,147)	(6)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.
(b) 2Q20 and YTD 2020 include a gain of $163 million from the sale of Associated Benefits & Risk Consulting. YTD 2019 include less than $1 million of Huntington related asset losses.
(c)    Includes Huntington branch and First Staunton acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr						Comp Qtr
	3Q20	2Q20	$ Change	% Change	1Q20	4Q19		3Q19	$ Change	% Change
Interest income
Interest and fees on loans	$182,625	$191,895	$(9,270)	(5)%	$224,786	$229,883		$248,579	$(65,954)	(27)%
Interest and dividends on investment securities
Taxable	13,689	16,103	(2,414)	(15)%	20,272	21,056		23,485	(9,796)	(42)%
Tax-exempt	14,523	14,616	(93)	(1)%	14,882	14,615		14,491	32	—%
Other interest	2,238	2,231	7	—%	3,304	3,556		4,865	(2,627)	(54)%
Total interest income	213,075	224,845	(11,770)	(5)%	263,244	269,110		291,420	(78,345)	(27)%
Interest expense
Interest on deposits	10,033	13,178	(3,145)	(24)%	36,666	45,877		61,585	(51,552)	(84)%
Interest on federal funds purchased and securities sold under agreements to repurchase	34	51	(17)	(33)%	368	521		145	(111)	(77)%
Interest on other short-term funding	5	5	—	—%	36	25		30	(25)	(83)%
Interest on PPPLF	899	676	223	33%	—	—		—	899	N/M
Interest on FHLB Advances	14,375	15,470	(1,095)	(7)%	17,626	16,623	0	15,896	(1,521)	(10)%
Interest on long-term funding	5,580	5,593	(13)	—%	5,607	5,921		7,398	(1,818)	(25)%
Total interest expense	30,925	34,973	(4,048)	(12)%	60,303	68,967		85,054	(54,129)	(64)%
Net interest income	182,150	189,872	(7,722)	(4)%	202,942	200,142		206,365	(24,215)	(12)%
Provision for credit losses	43,009	61,000	(17,991)	(29)%	53,001	—		2,000	41,009	N/M
Net interest income after provision for credit losses	139,141	128,872	10,269	8%	149,941	200,142		204,365	(65,224)	(32)%
Noninterest income
Wealth management fees(a)	21,152	20,916	236	1%	20,816	21,582		21,015	137	1%
Service charges and deposit account fees	14,283	11,484	2,799	24%	15,222	16,032		16,561	(2,278)	(14)%
Card-based fees	10,195	8,893	1,302	15%	9,597	9,906		10,456	(261)	(2)%
Other fee-based revenue	4,968	4,774	194	4%	4,497	4,696		5,085	(117)	(2)%
Capital markets, net	7,222	6,910	312	5%	7,935	7,647		4,300	2,922	68%
Mortgage banking, net	12,636	12,263	373	3%	6,143	6,760		10,940	1,696	16%
Bank and corporate owned life insurance	3,074	3,625	(551)	(15)%	3,094	3,364		4,337	(1,263)	(29)%
Insurance commissions and fees	114	22,430	(22,316)	(99)%	22,608	19,701	0	20,954	(20,840)	(99)%
Asset gains (losses), net(b)	(339)	157,361	(157,700)	(100)%	(77)	398		877	(1,216)	(139)%
Investment securities gains (losses), net	7	3,096	(3,089)	(100)%	6,118	26		3,788	(3,781)	(100)%
Other	2,232	2,737	(505)	(18)%	2,352	2,822		2,537	(305)	(12)%
Total noninterest income	75,545	254,490	(178,945)	(70)%	98,306	92,934		100,850	(25,305)	(25)%
Noninterest expense
Personnel	108,567	111,350	(2,783)	(2)%	114,200	120,614		123,170	(14,603)	(12)%
Technology	19,666	21,174	(1,508)	(7)%	20,799	22,731		20,572	(906)	(4)%
Occupancy	17,854	14,464	3,390	23%	16,069	16,933		15,164	2,690	18%
Business development and advertising	3,626	3,556	70	2%	5,826	8,316		7,991	(4,365)	(55)%
Equipment	5,399	5,312	87	2%	5,439	5,970		6,335	(936)	(15)%
Legal and professional	5,591	5,058	533	11%	5,160	5,559		5,724	(133)	(2)%
Loan and foreclosure costs	2,118	3,605	(1,487)	(41)%	3,120	3,262		1,638	480	29%
FDIC assessment	3,900	5,250	(1,350)	(26)%	5,500	4,000		4,000	(100)	(3)%
Other intangible amortization	2,253	2,872	(619)	(22)%	2,814	2,712		2,686	(433)	(16)%
Acquisition related costs(c)	218	518	(300)	(58)%	1,721	1,325		1,629	(1,411)	(87)%
Loss on prepayments of FHLB advances	44,650	—	44,650	N/M	—	—		—	44,650	N/M
Other	13,745	10,249	3,496	34%	11,543	12,187		12,021	1,724	14%
Total noninterest expense	227,587	183,407	44,180	24%	192,191	203,609		200,930	26,657	13%
Income (loss) before income taxes	(12,900)	199,955	(212,855)	(106)%	56,056	89,467		104,286	(117,186)	(112)%
Income tax expense (benefit)	(58,114)	51,238	(109,352)	N/M	10,219	17,364		20,947	(79,061)	N/M
Net income	45,214	148,718	(103,504)	(70)%	45,838	72,103		83,339	(38,125)	(46)%
Preferred stock dividends	5,207	4,144	1,063	26%	3,801	3,801		3,801	1,406	37%
Net income available to common equity	$40,007	$144,573	$(104,566)	(72)%	$42,037	$68,303		$79,539	$(39,532)	(50)%
Earnings per common share
Basic	$0.26	$0.94	$(0.68)	(72)%	$0.27	$0.43		$0.50	$(0.24)	(48)%
Diluted	$0.26	$0.94	$(0.68)	(72)%	$0.27	$0.43		$0.49	$(0.23)	(47)%
Average common shares outstanding
Basic	152,440	152,393	47	—%	154,701	156,994		159,126	(6,686)	(4)%
Diluted	153,194	153,150	44	—%	155,619	158,472		160,382	(7,188)	(4)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.
(b)    2Q20 includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(c) Includes Huntington branch and First Staunton acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data and COVID-19 loan modifications; shares repurchased and outstanding in thousands)	YTD Sep 2020	YTD Sep 2019	3Q20	2Q20	1Q20	4Q19	3Q19
Per common share data
Dividends	$0.54	$0.51	$0.18	$0.18	$0.18	$0.18	$0.17
Market value:
High	21.94	23.67	14.25	17.03	21.94	22.51	21.67
Low	10.85	18.64	11.86	11.48	10.85	18.96	18.64
Close	12.62	20.25	12.62	13.68	12.79	22.04	20.25
Book value	24.04	23.00	24.04	23.89	22.99	23.32	23.00
Tangible book value / share	16.37	15.05	16.37	16.21	14.64	15.28	15.05
Performance ratios (annualized)
Return on average assets	0.93%	1.02%	0.51%	1.72%	0.57%	0.89%	1.00%
Noninterest expense / average assets	2.35%	2.37%	2.55%	2.12%	2.37%	2.51%	2.40%
Effective tax rate	1.37%	19.67%	N/M	25.62%	18.23%	19.41%	20.09%
Dividend payout ratio(a)	36.73%	34.23%	69.23%	19.15%	66.67%	41.86%	34.00%
Net interest margin	2.54%	2.86%	2.31%	2.49%	2.84%	2.83%	2.81%
Selected trend information
Average full time equivalent employees(b)	4,568	4,703	4,374	4,701	4,631	4,696	4,782
Branch count			249	249	249	248	248
Assets under management, at market value(c)			$12,195	$11,755	$10,454	$12,104	$11,604
Mortgage loans originated for sale during period	$1,319	$824	$458	$550	$310	$267	$365
Mortgage loan settlements during period(d)	$1,621	$1,049	$599	$725	$297	$268	$617
Mortgage portfolio loans transferred to held for sale during period	$269	$243	$70	$—	$200	$—	$243
Mortgage portfolio serviced for others			$8,219	$8,454	$8,549	$8,489	$8,692
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.55%	0.58%	0.68%	0.79%	0.78%
Shares repurchased during period(e)	4,264	5,954	—	—	4,264	2,256	2,892
Shares outstanding, end of period	153,552	159,291	153,552	153,616	153,690	157,171	159,291
Paycheck Protection Program fees, net
Fees, beginning of period	$27	N/A	$24	$27	N/A	N/A	N/A
Fees recognized	(6)	N/A	(4)	(3)	N/A	N/A	N/A
Fees, end of period	$21	N/A	$21	$24	N/A	N/A	N/A
Outstanding COVID-19 Forbearances ($ in thousands)
Commercial and industrial			$19,414	$45,415	$345	N/A	N/A
Commercial real estate—owner occupied			38,111	138,267	—	N/A	N/A
Commercial and business lending			57,525	183,682	345	N/A	N/A
Commercial real estate—investor			226,720	623,020	595	N/A	N/A
Real estate construction			2,009	32,214	—	N/A	N/A
Commercial real estate lending			228,729	655,234	595	N/A	N/A
Total commercial			286,254	838,917	940	N/A	N/A
Residential mortgage			364,593	692,307	428	N/A	N/A
Home equity			10,068	30,554	—	N/A	N/A
Other consumer			1,132	2,060	—	N/A	N/A
Total consumer			375,794	724,921	428	N/A	N/A
Total COVID-19 loan modifications			$662,048	$1,563,838	$1,368	N/A	N/A
Selected quarterly ratios
Loans / deposits			93.60%	93.53%	94.95%	95.97%	93.17%
Stockholders’ equity / assets			11.66%	11.34%	11.18%	12.11%	12.03%
Risk-based capital(f)(g)
Total risk-weighted assets			$26,142	$25,865	$25,866	$24,296	$24,313
Common equity Tier 1			$2,672	$2,651	$2,421	$2,481	$2,482
Common equity Tier 1 capital ratio			10.22%	10.25%	9.36%	10.21%	10.21%
Tier 1 capital ratio			11.57%	11.62%	10.35%	11.26%	11.26%
Total capital ratio			13.78%	13.83%	12.56%	13.21%	13.26%
Tier 1 leverage ratio			9.02%	9.08%	8.50%	8.83%	8.57%
Mortgage banking, net
Mortgage servicing fees, net(h)	$—	$8	$(1)	$(1)	$2	$2	$2
Gains (losses) and fair value adjustments on loans held for sale	45	13	14	21	10	5	4
Fair value adjustment on portfolio loans transferred to held for sale	4	4	1	—	3	—	4
Mortgage servicing rights (impairment) recovery	(18)	—	(1)	(8)	(9)	—	—
Mortgage banking, net	$31	$25	$13	$12	$6	$7	$11
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages that were transferred during the period, resulting in increased settlements.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)September 30, 2020 data is estimated.
(h)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$363,803	$337,793	8%	$201,371	$214,425	$233,659	56%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		112,457	N/A	N/A
January 1, 2020	N/A	N/A		313,828	N/A	N/A
Provision for loan losses	50,500	52,500	(4)%	37,500	1,000	1,000	N/M
Allowance for PCD loans for bank acquisition	N/A	N/A		3,504	N/A	N/A
Charge offs	(34,079)	(28,351)	20%	(19,308)	(16,752)	(26,313)	30%
Recoveries	4,488	1,861	141%	2,268	2,699	6,079	(26)%
Net charge offs	(29,592)	(26,490)	12%	(17,040)	(14,054)	(20,234)	46%
Balance at end of period	$384,711	$363,803	6%	$337,793	$201,371	$214,425	79%
Allowance for unfunded commitments
Balance at beginning of period	$64,776	$56,276	15%	$21,907	$22,907	$21,907	196%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		18,690	N/A	N/A
January 1, 2020	N/A	N/A		40,597	N/A	N/A
Provision for unfunded commitments	(7,500)	8,500	N/M	15,500	(1,000)	1,000	N/M
Amount recorded at acquisition	—	—	N/M	179	—	—	N/M
Balance at end of period	$57,276	$64,776	(12)%	$56,276	$21,907	$22,907	150%
Allowance for credit losses on loans (ACLL)(a)	$441,988	$428,579	3%	$394,069	$223,278	$237,331	86%
Provision for credit losses on loans(b)	$43,000	$61,000	(30)%	$53,000	$—	$2,000	N/M
($ in thousands)	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net (charge offs) recoveries
PPP Loans	$—	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	(24,834)	(24,919)	—%	(15,049)	(11,917)	(19,918)	25%
Commercial real estate—owner occupied	(416)	1	N/M	—	—	1,483	N/M
Commercial and business lending	(25,249)	(24,919)	1%	(15,048)	(11,917)	(18,435)	37%
Commercial real estate—investor	(3,609)	28	N/M	—	—	(3)	N/M
Real estate construction	(21)	(3)	N/M	11	72	20	N/M
Commercial real estate lending	(3,630)	25	N/M	11	72	17	N/M
Total commercial	(28,879)	(24,893)	16%	(15,037)	(11,845)	(18,418)	57%
Residential mortgage	(79)	(215)	(63)%	(912)	(1,415)	(393)	(80)%
Home equity	156	(303)	N/M	71	480	(275)	N/M
Other consumer	(790)	(1,078)	(27)%	(1,162)	(1,274)	(1,148)	(31)%
Total consumer	(712)	(1,596)	(55)%	(2,003)	(2,208)	(1,816)	(61)%
Total net (charge offs) recoveries	$(29,592)	$(26,490)	12%	$(17,040)	$(14,054)	$(20,234)	46%

(In basis points)	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net charge offs to average loans (annualized)
PPP Loans	—	—		—	—	—
Commercial and industrial	(126)	(121)		(81)	(65)	(104)
Commercial real estate—owner occupied	(18)	—		—	—	63
Commercial and business lending	(103)	(100)		(72)	(58)	(86)
Commercial real estate—investor	(34)	—		—	—	—
Real estate construction	—	—		—	2	1
Commercial real estate lending	(24)	—		—	1	—
Total commercial	(73)	(64)		(44)	(35)	(53)
Residential mortgage	—	(1)		(4)	(7)	(2)
Home equity	8	(15)		3	22	(12)
Other consumer	(98)	(128)		(134)	(145)	(129)
Total consumer	(3)	(7)		(8)	(9)	(8)
Total net charge offs	(47)	(42)		(29)	(24)	(35)

($ in thousands)	Sep 30, 2020	Jun 30, 2020		Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Credit Quality
Nonaccrual loans	$231,590	$171,607	35%	$136,717	$118,380	$128,939	80%
Other real estate owned (OREO)	18,983	20,264	(6)%	22,530	21,101	19,625	(3)%
Other nonperforming assets	909	909	—%	6,004	6,004	6,004	(85)%
Total nonperforming assets	$251,481	$192,780	30%	$165,251	$145,485	$154,568	63%

Loans 90 or more days past due and still accruing	$1,854	$1,466	26%	$2,255	$2,259	$1,986	(7)%
Allowance for loan losses to loans	N/A	N/A		N/A	0.88%	0.94%
Allowance for credit losses to loans	1.77%	1.73%		1.62%	0.98%	1.04%
Allowance for loan losses to nonaccrual loans	N/A	N/A		N/A	170.10%	166.30%
Allowance for credit losses to nonaccrual loans	190.85%	249.74%		288.24%	188.61%	184.07%
Nonaccrual loans to total loans	0.93%	0.69%		0.56%	0.52%	0.57%
Nonperforming assets to total loans plus OREO	1.01%	0.78%		0.68%	0.64%	0.68%
Nonperforming assets to total assets	0.72%	0.54%		0.49%	0.45%	0.47%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.40%	0.36%		0.29%	0.24%	0.24%
(a)    Excludes approximately $70,000 of allowance for held to maturity investment securities
(b)    March 31, 2020 excludes less than $1,000 and September 30, 2020 excludes approximately $9,000 of provision for held to maturity investment securities

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$105,899	$80,239	32%	$58,854	$46,312	$56,536	87%
Commercial real estate—owner occupied	2,043	1,932	6%	1,838	67	68	N/M
Commercial and business lending	107,941	82,171	31%	60,692	46,380	56,604	91%
Commercial real estate—investor	50,458	11,172	N/M	1,091	4,409	4,800	N/M
Real estate construction	392	503	(22)%	486	493	542	(28)%
Commercial real estate lending	50,850	11,675	N/M	1,577	4,902	5,342	N/M
Total commercial	158,792	93,846	69%	62,269	51,282	61,946	156%
Residential mortgage	62,331	66,656	(6)%	64,855	57,844	57,056	9%
Home equity	10,277	10,829	(5)%	9,378	9,104	9,828	5%
Other consumer	190	276	(31)%	215	152	109	74%
Total consumer	72,798	77,761	(6)%	74,448	67,099	66,993	9%
Total nonaccrual loans	$231,590	$171,607	35%	$136,717	$118,380	$128,939	80%

	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$16,002	$16,321	(2)%	$16,056	$16,678	$15,398	4%
Commercial real estate—owner occupied	1,389	1,441	(4)%	2,091	1,676	1,912	(27)%
Commercial and business lending	17,391	17,762	(2)%	18,146	18,353	17,311	—%
Commercial real estate—investor	635	114	N/M	281	293	304	109%
Real estate construction	382	313	22%	339	298	227	68%
Commercial real estate lending	1,016	427	138%	620	591	531	91%
Total commercial	18,407	18,189	1%	18,767	18,944	17,842	3%
Residential mortgage	5,378	4,178	29%	4,654	3,955	3,228	67%
Home equity	1,889	1,717	10%	1,719	1,896	2,017	(6)%
Other consumer	1,218	1,219	—%	1,245	1,246	1,243	(2)%
Total consumer	8,485	7,114	19%	7,618	7,097	6,487	31%
Total restructured loans (accruing)	$26,891	$25,303	6%	$26,384	$26,041	$24,329	11%
Nonaccrual restructured loans (included in nonaccrual loans)	$23,844	$25,362	(6)%	$24,204	$22,494	$16,293	46%
	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$298	$716	(58)%	$976	$821	$426	(30)%
Commercial real estate—owner occupied	870	199	N/M	51	1,369	2,646	(67)%
Commercial and business lending	1,167	916	27%	1,027	2,190	3,073	(62)%
Commercial real estate—investor	409	13,874	(97)%	14,462	1,812	636	(36)%
Real estate construction	111	385	(71)%	179	97	595	(81)%
Commercial real estate lending	520	14,260	(96)%	14,641	1,909	1,232	(58)%
Total commercial	1,687	15,175	(89)%	15,668	4,099	4,304	(61)%
Residential mortgage	6,185	3,023	105%	10,102	9,274	8,063	(23)%
Home equity	5,609	3,108	80%	7,001	5,647	4,798	17%
Other consumer	1,351	1,482	(9)%	1,777	2,083	2,203	(39)%
Total consumer	13,144	7,613	73%	18,879	17,005	15,063	(13)%
Total accruing loans 30-89 days past due	$14,831	$22,788	(35)%	$34,547	$21,104	$19,367	(23)%

	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Potential Problem Loans
PPP Loans	$19,161	$19,161	—%	$—	$—	$—	N/M
Commercial and industrial	144,159	176,270	(18)%	149,747	110,308	59,427	143%
Commercial real estate—owner occupied	22,808	15,919	43%	15,802	19,889	22,624	1%
Commercial and business lending	186,129	211,350	(12)%	165,550	130,197	82,051	127%
Commercial real estate—investor	100,459	88,237	14%	61,030	29,449	49,353	104%
Real estate construction	2,178	2,170	—%	1,753	—	544	N/M
Commercial real estate lending	102,637	90,407	14%	62,783	29,449	49,897	106%
Total commercial	288,766	301,758	(4)%	228,333	159,646	131,948	119%
Residential mortgage	2,396	3,157	(24)%	3,322	1,451	1,242	93%
Home equity	1,632	1,921	(15)%	2,238	—	—	N/M
Total consumer	4,028	5,078	(21)%	5,559	1,451	1,242	N/M
Total potential problem loans	$292,794	$306,836	(5)%	$233,892	$161,097	$133,189	120%
N/M = Not meaningful
N/A = Not applicable
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to COVID-19 in accordance with regulatory guidance

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$1,019,808	$6,172	2.41%	$848,761	$4,841	2.29%	$—	$—	—%
Commercial and business lending (excl PPP loans)	8,751,083	56,951	2.59%	9,192,910	64,097	2.80%	8,502,268	96,327	4.49%
Commercial real estate lending	6,032,308	44,354	2.93%	5,720,262	46,057	3.24%	5,157,031	64,058	4.92%
Total commercial	15,803,199	107,476	2.71%	15,761,933	114,995	2.93%	13,659,299	160,386	4.66%
Residential mortgage	8,058,283	61,701	3.06%	8,271,757	62,860	3.04%	8,337,230	68,656	3.29%
Retail	1,101,589	13,780	4.99%	1,157,116	14,368	4.98%	1,255,540	20,066	6.38%
Total loans	24,963,071	182,957	2.92%	25,190,806	192,223	3.06%	23,252,068	249,108	4.26%
Investment securities
Taxable	3,438,858	13,689	1.59%	3,129,113	16,103	2.06%	4,032,027	23,485	2.33%
Tax-exempt(a)	1,923,445	18,154	3.78%	1,922,392	18,270	3.80%	1,918,661	18,114	3.78%
Other short-term investments	1,788,471	2,238	0.50%	1,016,976	2,231	0.88%	619,334	4,865	3.12%
Investments and other	7,150,775	34,081	1.90%	6,068,481	36,604	2.41%	6,570,022	46,464	2.83%
Total earning assets	32,113,847	$217,038	2.70%	31,259,287	$228,826	2.94%	29,822,090	$295,572	3.94%
Other assets, net	3,436,512			3,586,656			3,331,910
Total assets	$35,550,359			$34,845,943			$33,154,000
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,462,942	$382	0.04%	$3,260,040	$429	0.05%	$2,618,188	$2,164	0.33%
Interest-bearing demand	5,835,597	1,085	0.07%	5,445,267	1,442	0.11%	5,452,674	16,055	1.17%
Money market	6,464,784	1,444	0.09%	6,496,841	1,902	0.12%	6,933,230	18,839	1.08%
Network transaction deposits	1,528,199	609	0.16%	1,544,737	539	0.14%	1,764,961	10,147	2.28%
Time deposits	2,135,870	6,513	1.21%	2,469,899	8,866	1.44%	3,107,670	14,381	1.84%
Total interest-bearing deposits	19,427,392	10,033	0.21%	19,216,785	13,178	0.28%	19,876,723	61,585	1.23%
Federal funds purchased and securities sold under agreements to repurchase	140,321	34	0.10%	204,548	51	0.10%	81,285	145	0.71%
Commercial Paper	42,338	5	0.05%	37,526	5	0.05%	28,721	30	0.41%
PPPLF	1,018,994	899	0.35%	774,500	676	0.35%	—	—	—%
FHLB advances	2,450,344	14,375	2.33%	2,810,867	15,470	2.21%	2,716,946	15,896	2.32%
Long-term funding	549,042	5,580	4.06%	548,757	5,593	4.08%	796,561	7,398	3.71%
Total short and long-term funding	4,201,039	20,892	1.98%	4,376,199	21,795	2.00%	3,623,513	23,469	2.58%
Total interest-bearing liabilities	23,628,431	$30,925	0.52%	23,592,983	$34,973	0.60%	23,500,235	$85,054	1.44%
Noninterest-bearing demand deposits	7,412,186			6,926,401			5,324,481
Other liabilities	475,310			480,041			425,810
Stockholders’ equity	4,034,432			3,846,517			3,903,474
Total liabilities and stockholders’ equity	$35,550,359			$34,845,943			$33,154,000
Interest rate spread			2.18%			2.34%			2.50%
Net free funds			0.13%			0.15%			0.31%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$186,112	2.31%		$193,853	2.49%		$210,517	2.81%
Fully tax-equivalent adjustment		3,963			3,981			4,152
Net interest income		$182,150			$189,872			$206,365
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2020			2019
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$624,305	$11,012	2.36%	$—	$—	—%
Commercial and business lending (excl PPP loans)	8,774,616	201,265	3.06%	8,500,475	299,621	4.71%
Commercial real estate lending	5,695,281	147,909	3.47%	5,135,447	196,005	5.10%
Total commercial	15,094,201	360,187	3.19%	13,635,922	495,626	4.86%
Residential mortgage	8,244,116	194,521	3.15%	8,360,481	215,329	3.43%
Retail	1,150,916	45,621	5.29%	1,240,793	58,517	6.29%
Total loans	24,489,234	600,329	3.27%	23,237,195	769,472	4.42%
Investment securities
Taxable	3,343,083	50,064	2.00%	4,507,586	79,248	2.34%
Tax-exempt (a)	1,939,968	55,026	3.78%	1,902,768	53,687	3.76%
Other short-term investments	1,095,555	7,774	0.95%	523,010	13,086	3.34%
Investments and other	6,378,606	112,864	2.36%	6,933,364	146,022	2.81%
Total earning assets	30,867,840	$713,193	3.08%	30,170,560	$915,493	4.05%
Other assets, net	3,460,967			3,167,352
Total assets	$34,328,806			$33,337,911
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,198,244	$2,610	0.11%	$2,347,428	$5,000	0.28%
Interest-bearing demand	5,530,482	11,281	0.27%	5,061,561	45,284	1.20%
Money market	6,499,965	14,152	0.29%	7,144,999	60,509	1.13%
Network transaction deposits	1,502,449	5,750	0.51%	2,003,179	36,228	2.42%
Time deposits	2,412,985	26,083	1.44%	3,257,930	44,388	1.82%
Total interest-bearing deposits	19,144,126	59,877	0.42%	19,815,097	191,408	1.29%
Federal funds purchased and securities sold under agreements to repurchase	179,615	454	0.34%	124,428	1,058	1.14%
Commercial Paper	38,064	35	0.12%	33,610	113	0.45%
PPPLF	599,368	1,574	0.35%	—	—	—%
Other short-term funding	5,645	11	0.25%	—	—	—%
FHLB advances	2,829,680	47,471	2.24%	3,172,606	53,194	2.24%
Long-term funding	549,088	16,780	4.07%	796,165	22,196	3.72%
Total short and long-term funding	4,201,461	66,325	2.11%	4,126,810	76,560	2.48%
Total interest-bearing liabilities	23,345,586	$126,201	0.72%	23,941,907	$267,969	1.50%
Noninterest-bearing demand deposits	6,618,058			5,133,573
Other liabilities	457,195			404,941
Stockholders’ equity	3,907,966			3,857,490
Total liabilities and stockholders’ equity	$34,328,806			$33,337,911
Interest rate spread			2.36%			2.55%
Net free funds			0.18%			0.31%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$586,992	2.54%		$647,525	2.86%
Fully tax-equivalent adjustment		12,028			11,993
Net interest income		$574,964			$635,532
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
PPP Loans	$1,022,217	$1,012,033	1%	$—	$—	$—	N/M
Commercial and industrial	7,933,404	7,968,709	—%	8,517,974	7,354,594	7,495,623	6%
Commercial real estate—owner occupied	904,997	914,385	(1)%	940,687	911,265	915,524	(1)%
Commercial and business lending	9,860,618	9,895,127	—%	9,458,661	8,265,858	8,411,147	17%
Commercial real estate—investor	4,320,926	4,174,125	4%	4,038,036	3,794,517	3,803,277	14%
Real estate construction	1,859,609	1,708,189	9%	1,544,858	1,420,900	1,356,508	37%
Commercial real estate lending	6,180,536	5,882,314	5%	5,582,894	5,215,417	5,159,784	20%
Total commercial	16,041,154	15,777,441	2%	15,041,555	13,481,275	13,570,932	18%
Residential mortgage	7,885,523	7,933,518	(1)%	8,132,417	8,136,980	7,954,801	(1)%
Home equity	761,593	795,671	(4)%	844,901	852,025	879,642	(13)%
Other consumer	315,483	326,040	(3)%	346,761	351,159	349,335	(10)%
Total consumer	8,962,599	9,055,230	(1)%	9,324,079	9,340,164	9,183,778	(2)%
Total loans	$25,003,753	$24,832,671	1%	$24,365,633	$22,821,440	$22,754,710	10%

Period end deposit and customer funding composition	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Noninterest-bearing demand	$7,489,048	$7,573,942	(1)%	$6,107,386	$5,450,709	$5,503,223	36%
Savings	3,529,423	3,394,930	4%	3,033,039	2,735,036	2,643,950	33%
Interest-bearing demand	5,979,449	5,847,349	2%	6,170,071	5,329,717	5,434,955	10%
Money market	7,687,775	7,486,319	3%	7,717,739	7,640,798	7,930,676	(3)%
Brokered CDs	—	4,225	(100)%	65,000	5,964	16,266	(100)%
Other time	2,026,852	2,244,680	(10)%	2,568,345	2,616,839	2,893,493	(30)%
Total deposits	26,712,547	26,551,444	1%	25,661,580	23,779,064	24,422,562	9%
Customer funding(a)	198,741	178,398	11%	142,174	103,113	108,369	83%
Total deposits and customer funding	$26,911,289	$26,729,842	1%	$25,803,754	$23,882,177	$24,530,932	10%
Network transaction deposits(b)	$1,390,778	$1,496,958	(7)%	$1,731,996	$1,336,286	$1,527,910	(9)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$25,520,511	$25,228,660	1%	$24,006,758	$22,539,927	$22,986,756	11%
Quarter average loan composition	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
PPP Loans	$1,019,808	$848,761	20%	$—	$—	$—	N/M
Commercial and industrial	$7,844,209	$8,263,270	(5)%	$7,455,528	$7,291,592	$7,574,448	4%
Commercial real estate—owner occupied	906,874	929,640	(2)%	924,585	916,484	927,820	(2)%
Commercial and business lending	9,770,891	10,041,671	(3)%	8,380,113	8,208,076	8,502,268	15%
Commercial real estate—investor	4,255,473	4,113,895	3%	3,857,277	3,806,168	3,768,377	13%
Real estate construction	1,776,835	1,606,367	11%	1,472,292	1,388,857	1,388,653	28%
Commercial real estate lending	6,032,308	5,720,262	5%	5,329,568	5,195,025	5,157,031	17%
Total commercial	15,803,199	15,761,933	—%	13,709,681	13,403,101	13,659,299	16%
Residential mortgage	8,058,283	8,271,757	(3)%	8,404,351	8,167,795	8,337,230	(3)%
Home equity	780,202	819,680	(5)%	845,422	864,144	901,291	(13)%
Other consumer	321,387	337,436	(5)%	349,164	348,295	354,249	(9)%
Total consumer	9,159,872	9,428,873	(3)%	9,598,937	9,380,233	9,592,770	(5)%
Total loans(c)	$24,963,071	$25,190,806	(1)%	$23,308,618	$22,783,334	$23,252,068	7%

Quarter average deposit composition	Sep 30, 2020	Jun 30, 2020	Seql Qtr % Change	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Comp Qtr % Change
Noninterest-bearing demand	$7,412,186	$6,926,401	7%	$5,506,861	$5,470,496	$5,324,481	39%
Savings	3,462,942	3,260,040	6%	2,868,840	2,714,191	2,618,188	32%
Interest-bearing demand	5,835,597	5,445,267	7%	5,307,230	5,138,116	5,452,674	7%
Money market	6,464,784	6,496,841	—%	6,538,658	6,594,681	6,933,230	(7)%
Network transaction deposits	1,528,199	1,544,737	(1)%	1,434,128	1,438,908	1,764,961	(13)%
Time deposits	2,135,870	2,469,899	(14)%	2,636,231	2,746,978	3,107,670	(31)%
Total deposits	$26,839,578	$26,143,186	3%	$24,291,949	$24,103,371	$25,201,203	7%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation		YTD	YTD
($ in millions, except per share data)		Sep 2020	Sep 2019	3Q20	2Q20	1Q20	4Q19	3Q19
Tangible common equity reconciliation(a)
Common equity				$3,692	$3,671	$3,534	$3,665	$3,664
Goodwill and other intangible assets, net				(1,178)	(1,181)	(1,284)	(1,265)	(1,267)
Tangible common equity				$2,513	$2,490	$2,250	$2,401	$2,397
Tangible assets reconciliation(a)
Total assets				$34,699	$35,501	$33,908	$32,386	$32,596
Goodwill and other intangible assets, net				(1,178)	(1,181)	(1,284)	(1,265)	(1,267)
Tangible assets				$33,520	$34,321	$32,624	$31,122	$31,329
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity		$3,611	$3,601	$3,681	$3,566	$3,585	$3,658	$3,647
Goodwill and other intangible assets, net		(1,244)	(1,253)	(1,180)	(1,281)	(1,272)	(1,266)	(1,269)
Tangible common equity		2,367	2,347	2,501	2,285	2,313	2,392	2,378
Modified CECL transitional amount		112	N/A	120	115	101	N/A	N/A
Accumulated other comprehensive loss (income)		5	80	(4)	8	10	37	42
Deferred tax assets (liabilities), net		45	47	42	45	47	48	49
Average common equity Tier 1		$2,528	$2,474	$2,660	$2,453	$2,471	$2,476	$2,469
Average tangible assets reconciliation(a)
Total assets		$34,329	$33,338	$35,550	$34,846	$32,577	$32,182	$33,154
Goodwill and other intangible assets, net		(1,244)	(1,253)	(1,180)	(1,281)	(1,272)	(1,266)	(1,269)
Tangible assets		$33,085	$32,084	$34,371	$33,565	$31,305	$30,916	$31,885
Selected trend information(b)
Wealth management fees(c)		63	62	21	21	21	22	21
Service charges and deposit account fees		41	47	14	11	15	16	17
Card-based fees		29	30	10	9	10	10	10
Other fee-based revenue		14	14	5	5	4	5	5
Fee-based revenue		147	153	51	46	50	52	53
Other		282	135	25	208	48	41	48
Total noninterest income		$428	$288	$76	$254	$98	$93	$101
Selected equity and performance ratios(a)(e)
Tangible common equity / tangible assets				7.50%	7.25%	6.90%	7.71%	7.65%
Return on average equity		8.20%	8.83%	4.46%	15.55%	4.80%	7.31%	8.47%
Return on average tangible common equity		12.79%	13.86%	6.36%	25.45%	7.31%	11.33%	13.27%
Return on average common equity Tier 1		11.97%	13.15%	5.98%	23.71%	6.84%	10.94%	12.78%
Return on average tangible assets		0.97%	1.06%	0.52%	1.78%	0.59%	0.93%	1.04%
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio		62.34%	64.18%	85.41%	43.49%	70.37%	69.14%	66.55%
Fully tax-equivalent adjustment		(0.75)%	(0.83)%	(1.29)%	(0.39)%	(0.96)%	(0.91)%	(0.90)%
Other intangible amortization		(0.80)%	(0.79)%	(0.87)%	(0.65)%	(0.95)%	(0.93)%	(0.89)%
Fully tax-equivalent efficiency ratio		60.80%	62.58%	83.25%	42.46%	68.47%	67.32%	64.78%
Acquisition related costs adjustment		(0.24)%	(0.65)%	(0.08)%	(0.12)%	(0.58)%	(0.45)%	(0.53)%
Provision for unfunded commitments adjustment		(1.64)%	0.16%	2.87%	(1.91)%	(5.18)%	0.34%	(0.33)%
Asset gains (losses), net adjustment		10.89%	0.16%	(0.11)%	22.10%	(0.02)%	0.09%	0.18%
3Q 2020 Initiatives		(7.07)%	—%	(22.90)%	—%	—%	—%	—%
Adjusted efficiency ratio		62.74%	62.24%	63.00%	62.53%	62.70%	67.30%	64.11%
Acquisition Related Costs, Gain on Sale of ABRC, & 3Q20 Initiatives(d)	YTD 2020	YTD 2020 per share data(g)	3Q 2020	3Q 2020 per share data(g)	2Q 2020	2Q 2020 per share data(g)	1Q 2020	1Q 2020 per share data(g)
GAAP earnings:	$227	$1.46	$40	$0.26	$145	$0.94	$42	$0.27
Net of Tax
Acquisition Related Costs (noninterest expense)	2	0.01	—	—	—	—	1	0.01
Gain on Sale of ABRC (asset gains, net)	(104)	(0.68)	—	—	(104)	(0.68)	—	—
Q3 Initiatives
Severance related to Optimization Plans (Personnel)	7	0.05	7	0.05	—	—	—	—
Branch Consolidations Costs (Occupancy and Other)	4	0.03	4	0.03	—	—	—	—
Loss on prepayment of FHLB Advances (Expense)	33	0.22	33	0.22	—	—	—	—
Re-organization (Income Tax Benefit)	(63)	(0.41)	(49)	(0.32)	(14)	(0.09)	—	—
Earnings, excluding above items:	$106	$0.68	$35	$0.24	$27	$0.17	$43	$0.28
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Includes trust, asset management, brokerage, and annuity fees.
(d)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(e)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs and 3Q20 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, and asset gains (losses), net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, and asset gains (losses), net.
(g)Diluted earnings and per share data presented after-tax.

3Q20 Pre-tax Pre-Provision income, excluding 3Q20 Initiatives(d)	3Q 2020
Pre-tax pre-provision income
Loss before income taxes	$(13)
Provision for credit losses	43
Pre-tax pre-provision income	$30
3Q20 Announced Initiatives
Loss on prepayments of FHLB Advances	$45
Severance	10
Branch sales & consolidations	6
3Q20 Announced Initiatives	$60
Pre-tax pre-provision income, excluding 3Q20 initiatives	$90